Joint Filer Information

Name of Joint Filer:                    HM Partners Inc.

Address of Joint Filer:                 c/o Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas 75201

Designated Filer:                       Hicks, Muse & Co. Partners, L.P.

Date of Event Requiring Statement:      July 16, 2013

Issuer Name and Ticker Symbol:          LIN TV Corp. (NYSE: TVL)

Signature:                              HM PARTNERS INC.

                                        By:  /s/ David W. Knickel
                                             ----------------------------------
                                             David W. Knickel
                                             Vice President and Chief Financial Officer